Exhibit 3.2
CERTIFICATE OF VALIDATION
OF
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NERDWALLET, INC.
(Pursuant to Section 204 of the
Delaware General Corporation Law)
NerdWallet, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:
First: The possibly defective possibly corporate act that is the subject of this Certificate of Validation is (i) the transfer of 14,000,000 shares of Class F Common Stock of the Corporation on May 20, 2016 and (ii) the recording and registration by the Corporation on the same date of the aforementioned transfer as a transfer of Class F Common Stock of the Corporation on the books and records of the Corporation.
Second: The nature of the failures of authorization in respect of the possibly defective corporate act identified in Paragraph First is the transfer of Class F Common Stock listed above and the recording and registration thereof on the Corporation’s books and records may have required an amendment to the Corporation’s certificate of incorporation to permit such transfer to occur as a transfer of Class F Common Stock without resulting in a conversion of the shares of Class F Common Stock transferred into shares of Class A Common Stock. Stockholders holding shares that represented the voting power of the Corporation’s outstanding capital stock that would have been sufficient to approve the amendment to the Corporation’s certificate of incorporation that should have been filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) to give effect to such transfer executed a consent that determined that such transfer would constitute a transfer to a “Permitted Entity” under the Corporation’s certificate of incorporation and that the shares so transferred would remain outstanding as Class F Common Stock. However, such an amendment was not approved and filed with the State Office prior to the aforementioned transfer.
Third: The possibly defective corporate act identified in Paragraph First was ratified in accordance with Section 204 of the DGCL. The Board of Directors of the Corporation ratified such act on August 21, 2019, pursuant to duly adopted resolutions. The stockholders of the Corporation approved the ratification of such act on August 27, 2019, pursuant to resolutions duly adopted by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation law (the “DGCL”).
Fourth: No certificate was previously filed with the State Office in respect of the aforementioned possibly defective corporate act. A Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, containing all of the information that would be required under Section 242 of the DGCL to give effect to such act, is attached hereto as Exhibit A and incorporated herein by reference. Such Certificate of Amendment shall be deemed to have become effective at 12:01 a.m. (local time in Wilmington, Delaware) on May 20, 2016.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Validation to be signed by its duly authorized officer on the date set forth below.

NERDWALLET, INC.

By:	/s/ Robert Lattuga
Name:	Robert Lattuga
Title:	Corporate Secretary

Date:	August 27, 2019

EXHIBIT A
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NERDWALLET, INC
ONE: Article FOURTH, Section A.6 of this corporation’s Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:
“6.    Conversion.
6.1    Certain Definitions. As used in this Subsection 6.1, the following terms shall have the meanings ascribed to them below.
(a)    "Class F/G Stockholder" shall mean any individual that is issued Class F Common Stock or Class G Common Stock by the Corporation.
(b)    "Permitted Entity" shall mean, with respect to any Class F/G Stockholder, any trust, account, plan, corporation, partnership or limited liability company specified in Subsection 6.3, established by or for such Class F/G Stockholder, so long as such entity meets the requirements set forth in Subsection 6.3.
(c)    "Transfer" shall mean, with respect to a share of Class F Common Stock or Class G Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law.
(d)    "Voting Control" shall mean, with respect to a share of Class F Common Stock or Class G Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share of Class F Common Stock or Class G Common Stock by proxy, voting agreement or otherwise.
6.2     Optional Conversion. Each share of Class F Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.
6.3     Automatic Conversion upon Transfer. Each share of Class F Common Stock and Class G Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the Transfer of such share; provided, however, that a Transfer of Class F Common Stock by a Class F/G Stockholder or such Class F/G Stockholder's Permitted Entities to another Class F/G Stockholder or such Class F/G Stockholder's Permitted Entities shall not trigger such automatic conversion; provided further, however, that a Transfer by a Class F/G Stockholder to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class F/G Stockholder and/or any other Permitted Entity by or for such Class F/G Stockholder, shall not trigger such automatic conversion:
(a)    a trust for the benefit of such Class F/G Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class F/G Stockholder and, provided, further, that in the event such Class F/G Stockholder is no longer the exclusive beneficiary of such trust, each share of Class F Common Stock or Class G Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(b)    a trust for the benefit of persons other than the Class F/G Stockholder so long as the Class F/G Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class F/G Stockholder, and, provided, further, that in the event the Class F/G Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such trust, each share of Class F Common Stock or Class G Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(c)    a trust under the terms of which such Class F/G Stockholder has retained a "qualified interest" within the meaning of §2702(b)(1) of the Internal Revenue Code (the "Code") and/or a reversionary interest so long as the Class F/G Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such trust; provided, however, that in the event the Class F/G Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such trust, each share of Class F Common Stock or Class G Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(d)    an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class F/G Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Class F/G Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held in such account, plan or trust, and provided, further, that in the event the Class F/G Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such account plan or trust, each share of Class F Common Stock or Class G Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(e)    a corporation in which such Class F/G Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class F/G Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such corporation; provided that in the event the Class F/G Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class F/G Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such corporation, each share of Class F Common Stock or Class G Common Stock then held by such corporation shall automatically convert into one (l) fully paid and nonassessable share of Class A Common Stock;
(f)    a partnership in which such Class F/G Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class F/G Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock or held by such partnership; provided that in the event the Class F/G Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class F/G Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such partnership, each share of Class F Common Stock or Class G Common Stock then held by such partnership shall automatically convert into one (l) fully paid and nonassessable share of Class A Common Stock;
(g)    a limited liability company in which such Class F/G Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class F/G Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such limited liability company; provided that in the event the Class F/G Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class F/G Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock held by such limited liability company, each share of Class F Common Stock or Class G Common Stock then held by such limited liability company shall automatically convert into one (l) fully paid and nonassessable share of Class A Common Stock; or
(h)    an entity deemed to be a Permitted Entity by the written consent or affirmative vote of the holders of (i) a majority of the then outstanding shares of Class F Common Stock, consenting or voting as a single class and (ii) a majority of the then outstanding shares of Series A Preferred Stock, consenting or voting as a single class.
For purposes of this Section 6, a Class F/G Stockholder shall be deemed to continue to have sole dispositive power and exclusive Voting Control with respect to the shares of Class F Common Stock or Class G Common Stock subject to a Transfer if such Class F/G Stockholder has the sole power to terminate, remove or replace any person or entity having dispositive power or Voting Control over the applicable shares after such Transfer.
6.4    Automatic Conversion upon Death of Class F/G Stockholder. Each share of Class F Common Stock or Class G Common Stock held of record by a Class F/G Stockholder, or by such Class F/G Stockholder's Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class F/G Stockholder.
6.5    Effect of Conversion. In the event of a conversion of shares of Class F Common Stock or Class G Common Stock to shares of Class A Common Stock pursuant to this Section 6, such conversion shall be deemed to have been made at the time that the Corporation's transfer agent receives the written notice required pursuant to Subsection 6.2, the time that the Transfer of such shares occurred or the death of the Class F/G Stockholder, as applicable. Upon any conversion of Class F Common Stock or Class G Common Stock to Class A Common Stock, all rights of the holder of such shares of Class F Common Stock and Class G Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class F Common Stock and Class G Common Stock are to be issued, if any, shall be treated for all purposes as having become the record holder or holders of such number of shares of Class A Common Stock into which such Class F Common Stock or Class G Common Stock were convertible. Shares of Class F Common Stock and Class G Common Stock that are converted into shares of Class A Common Stock that are converted into shares of Class A

Common Stock as provided in this Section 6 shall be retired and shall not be reissued.
6.6    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class F Common Stock and Class G Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class F Common Stock and Class G Common Stock into shares of Class A Common Stock.”